Irv Alpert
Executive Vice President
2011 Sales Incentive Plan

Objectives:

1.	Successful transition of current enterprise customers to National Accounts Manager
2.	Retain and grow all current content licensing partnerships
3.	Develop a plan to expand content license partnerships and channel sales for Onvia services
4.	Acquire new content licensing partners in 2011 as quickly as possible

Compensation

Three bonus opportunities:

1.	Bonus for successful transfer of enterprise customers measured by retention of 100% in bookings for these customers
2.	Bonus for renewing 100% in channel bookings from 2010
3.	Graduated, accelerated commission on each dollar in channel bookings over plan